                                                                    Exhibit 8(q)

                             FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is made as of the    day of       , 1998, by and between
Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as Sponsor and principal underwriter of Equity Investor Fund, 1998 ML Select Ten V.I. Trust and each successor V.I. Trust (each, a "Fund"), and ML LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the state of New York, (the "Company"), on its behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts").

                                 W I T N E S S E T H:

     WHEREAS, Equity Investor Fund has a registration statement effective with the Securities Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act") by which it has registered as a unit investment trust and the Fund will have a registration statement effective with the SEC registering its units of fractional undivided interest ("Units") for offer and sale under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, Merrill Lynch desires the Fund to act as an investment vehicle for separate accounts established for variable annuity contracts and/or variable life insurance contracts set forth on Schedule A attached hereto, as it may be amended from time to time, to be offered by the Company; and

     WHEREAS, Merrill Lynch is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers Inc. (the "NASD"); and

     WHEREAS, the Company has registered or will register under the 1933 Act certain variable annuity contracts and/or variable life insurance contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless exempt from such registration; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase units of fractional undivided interest of the Fund ("Units") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Units to the relevant Accounts at the applicable net asset value of such Units, subject to a deferred transaction fee as described in the Fund prospectus;

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                                     ARTICLE I
                                   SALE OF UNITS

     1.1 Subject to Section 1.3 of this Agreement, Merrill Lynch shall cause the Fund to make Units available to the Accounts at such Units' most recent net asset value provided to the Company prior to receipt by the unit trust department of Merrill Lynch ("Defined Asset Funds") of a purchase order, in accordance with the operational procedures mutually agreed to by the Defined Asset Funds and the Company from time to time and the provisions of the then-current prospectus of the Fund. Units shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Fund, acting through Defined Asset Funds, may refuse to sell Units to any person (including the Company and the Accounts) or suspend or terminate the offering of Units if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of Merrill Lynch acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the holders of Units.

     1.2 Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Units when requested by the Company on behalf of an Account at their most recent net asset value (reflecting deduction of any accrued but uncollected transaction fees) provided to the Company prior to receipt by Defined Asset Funds of the request for redemption, established in accordance with the operational procedures mutually agreed to by Defined Asset Funds and the Company from time to time and the provisions of the then-current prospectus of the Fund. The Fund's Trustee shall make payment for such Units in the manner established from time to time by Defined Asset Funds, consistent with the terms of the Indenture relating to the Fund, and will use its best efforts to make such payment by 2:00 p.m. on the same Business Day on which such orders for
redemption are received by Defined Asset Funds.   In no event shall payment be
delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

     1.3 Defined Asset Funds, on behalf of the Fund, shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. New York time on such Business Day and reflect instructions received by the

Company from Contract holders in good order prior to 4:00 p.m. Eastern time on the prior Business Day. Any purchase or redemption order for Units received by the Company from a Contract holder after said time on any Business Day shall not be submitted by the Company until the second succeeding Business Day. "Business Day" shall be defined as set forth in the Fund prospectus. Purchase and redemption orders for Units shall be provided by the Company to Defined Asset Funds in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and Defined Asset Funds. On behalf of the Fund, Defined Asset Funds may reject purchase and redemption orders that are not in proper form. In the event that the Company and Defined Asset Funds agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with Defined Asset Funds that any communication sent by the Company was in fact received by Defined Asset Funds in proper form, and (ii) for the effect of any delay in Defined Asset Funds' receipt of such communication in proper form. Defined Asset Funds and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule B, or any subsequent list of authorized individuals provided to Defined Asset Funds or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

     1.4 Purchase orders that are received by Defined Asset Funds in accordance with Section 1.3 of this Agreement shall be paid for no later than 2:00 p.m. on the Business Day when Defined Asset Funds receives notice of the order.
Payments shall be made by the Company in federal funds transmitted by wire to the Fund Trustee. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by Defined Asset Funds on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund and Merrill Lynch harmless from any losses reasonably sustained by either as the result of acting in reliance on such purchase order.

     1.5 Issuance and transfer of the Fund's Units will be by book entry only. Certificates representing Units will not be issued to the Company or to any Account. Units acquired by an Account will be recorded in the appropriate title for the Account.

     1.6 Merrill Lynch shall cause the Fund Trustee to furnish prompt written notice to the Company of any income, dividends or capital gain distributions payable on Units. The Company hereby elects to receive all such income distributions and capital gain distributions in additional Units. The Trustee shall notify the Company of the number of Units so issued.

     1.7 Merrill Lynch shall cause the Fund Trustee to make the net asset value per Unit (reflecting deduction of any accrued but uncollected transaction fees) available to the Company on a daily basis as soon as reasonably practical after such net asset value is calculated and shall use its best efforts to make such net asset value per Unit available no later than 6:30 p.m. New York time. Any error in the net asset value per Unit that is discovered by the Trustee after such value has been reported to the Company shall be reported to the Company immediately.

     1.8  Merrill Lynch agrees that Units will be sold only to the Company, any
affiliated insurance company and their separate accounts.   No Units will be
sold directly to the general public. The Company agrees that Fund Units will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

     1.9 The Company hereby appoints Defined Asset Funds as its attorney in fact for each Account purchasing Units for the purpose of executing any documents required to be executed on behalf of an Account in connection with purchase of Units under Article II of the Trust's Indenture or redemption of Units under Article V thereof.


                                     ARTICLE 2
                             OBLIGATIONS OF THE PARTIES

     2.1 Merrill Lynch, acting through Defined Asset Funds, shall prepare and be responsible for filing with the SEC and any state securities regulators, all prospectuses, notices and other documents of the Fund required to be filed with said regulators. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which the Fund, as an issuer, is subject on the issuance and transfer of its securities.

     2.2 At least annually, Merrill Lynch, acting through Defined Asset Funds or its designee, shall provide the Company, free of charge, with a camera-ready proof of the current prospectus of the Fund and any other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the Fund prospectus is supplemented or amended) to have the prospectus for the Contracts and the Fund prospectus printed together in one
document; the expenses of such printing to be borne by the Company.   Defined
Asset Funds shall be responsible solely for providing the Fund prospectus in the format in which it is accustomed to formatting prospectuses, the Fund shall bear the expense of providing the prospectus in such format (E.G., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

     2.3 Merrill Lynch, acting through Defined Asset Funds or its designee, shall provide the Company, if and to the extent applicable to the Units, free of charge with copies of each Fund report to Unitholders and other communications to Unitholders.

     2.4 The Company shall furnish, or cause to be furnished, to Defined Asset Funds or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or Merrill Lynch
is named prior to the filing of such document with the SEC.   The Company shall
furnish, or shall cause to be furnished, to Defined Asset Funds or its designee, each piece of sales literature or other promotional material intended for distribution to the public in which the Fund or Merrill Lynch is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if Defined Asset Funds or an authorized agent thereof reasonably objects to such use within five Business Days after receipt of such material.

     2.5 The Company shall not give any information or make any representations or statements on behalf of or concerning the Fund or Defined Asset Funds in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund (as such registration statement and prospectus may be amended or supplemented from time to time) or in sales literature or other promotional materials approved by Defined Asset Funds or its designee, except with written permission of Defined Asset Funds or its designee.

     2.6 Neither the Fund nor Defined Asset Funds shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

     2.7 The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable federal and state securities laws and insurance laws of the various states.

                                     ARTICLE 3
                           REPRESENTATIONS AND WARRANTIES

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the state of its incorporation and has established each Account as a segregated asset account under such laws on the date set forth in Schedule A.

     3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the contracts, unless exempt from such registration will register each of its Accounts as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     3.3 The Company represents and warrants that the issuance of the Contracts, unless exempt from such registration, will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4 The Company represents and warrants that, provided the representations and warranties made pursuant to Section 3.7 of this Agreement are true, its Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Company shall make every effort to maintain such treatment and shall notify Defined Asset Funds immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.5 Merrill Lynch represents and warrants that the Fund, prior to any issuance of sale of Units, will be duly organized and validly existing as a trust in accordance with the laws of the State of New York.

     3.6 Merrill Lynch represents and warrants that the Units offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund will be a part of a unit investment trust registered under the 1940 Act. Defined Asset Funds shall use its best efforts to amend the Fund's registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Units of the Fund and annual
successor series.   The Company shall consult with Defined Asset Funds
concerning any requirements to register Units for sale to the Accounts in any state. Defined Asset Funds will advise the Company promptly of any action of the SEC or any state authority of which it may be advised, affecting registration or qualification of the Units or the right to offer Units for sale. The Company agrees that it will not solicit any orders for the purchase of Units if and so long as effectiveness of the Fund's registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 5(b) of such Act, is not on file with the SEC, or redemption rights of shareholders have been suspended under any of the circumstances specified in Section 22(e) of the 1940 Act, provided nothing in this Section 3.6 shall affect the Fund's obligations to redeem its Units in accordance with the provisions of the Indenture and the Fund's prospectus, and PROVIDED FURTHER that the Company may continue to act under this Agreement until it has been notified in writing (which may include written notice by facsimile) of the occurrence of any of these events.

     3.7 Merrill Lynch represents and warrants that the Fund's investments will comply with the diversification requirements set forth in section 817(h) of the Code and regulations thereunder and any successor provisions of the Code or regulations thereunder.

     3.8 Merrill Lynch represents that each Fund prospectus, as of their respective effective dates, will contain all statements and information which are required to be stated therein by the 1933 Act, will in all respects conform to the requirements thereof and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that this representation shall not apply to information contained in or omitted from a Fund prospectus in reliance upon, and in conformity with, written information furnished by the Company specifically for use in the preparation thereof. Defined Asset Funds shall promptly advise the Company of the happening of any event which makes untrue any material statement in a Fund's registration statement or prospectus or which requires the making of any change in either of those documents in order to make the statements therein not misleading.


                                     ARTICLE 4
                                  INDEMNIFICATION

     4.1 The Company agrees to indemnify and hold harmless the Fund and Merrill Lynch and each of its directors, officers, employees and agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act (collectively, "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable counsel fees incurred in connection therewith [collectively, "Losses"] to which any such Indemnified Party may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or statement of additional information for the Contracts or in any sales literature or other promotional material generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents"), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Units; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 4.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Units; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Defined Asset Funds or its designee by or on behalf of the Company; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     4.2 Merrill Lynch agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (also collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Merrill Lynch) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal fees incurred in connection therewith [collectively, "Losses"] to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature with respect to the Fund generated or approved by Defined Asset Funds (but regarding sales literature so approved, solely with respect to statements regarding the Fund) (collectively, "Fund Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Defined Asset Funds by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Units; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of Defined Asset Funds or persons under its control, with respect to the sale or acquisition of the Contracts or Units; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information concerning the Fund furnished to the Company by or on behalf of Defined Asset Funds; or

          (d) arise out of or result from any failure by Merrill Lynch or Defined Asset Funds to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by Merrill Lynch in this Agreement or arise out of or result from any other material breach of this Agreement by Merrill Lynch or Defined Asset Funds.

     4.3 Neither the Company, Merrill Lynch nor Defined Asset Funds shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     4.4 Neither the Company, Merrill Lynch nor Defined Asset Funds shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification giving information of the nature of the claim, shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 4.1 and 4.2.

     4.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.


                                     ARTICLE 5
                                    TERMINATION

     5.1  This Agreement may be terminated by either party for any reason by six
(6) months' advance written notice to the other party, and may be terminated by either party pursuant to Sections 5.2 through 5.7 below upon written notice to the other party.

     5.2 This Agreement may be terminated at the option Merrill Lynch, acting through Defined Asset Funds, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement, or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Units, or an expected or anticipated ruling, judgment or outcome that would, in Defined Asset Funds' reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

     5.3 This Agreement may be terminated at the option of Merrill Lynch, acting through Defined Asset Funds if the Contracts cease to qualify as annuity contracts under the Code, or if Defined Asset Funds reasonably believes that the Contracts may fail to so qualify.

     5.4 This Agreement may be terminated by Merrill Lynch, acting through Defined Asset Funds, at its option, if it shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a materially adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or Defined Asset Funds.

     5.5 This Agreement may be terminated at the option of the Company upon institution of formal proceedings against the Fund, Defined Asset Funds or Merrill Lynch by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding Merrill Lynch's or Defined Asset Funds' duties under this Agreement or related to the sale of Units or the operation of the Fund, or an expected or anticipated ruling, judgment or outcome that would, in the Company's reasonable judgment, materially impair Merrill Lynch's or Defined Asset Funds' ability to meet and perform its obligations hereunder.

     5.6 This Agreement may be terminated at the option of the Company if the Fund ceases to comply with Section 817(h) of the Code and the rules and regulations thereunder, or if the Company reasonably believes that the Fund may fail to so comply.

     5.7 This Agreement may be terminated by the Company, at its option, if the Company shall determine, in its sole judgment exercised in good faith, that either (1) Merrill Lynch or the Fund shall have suffered a material adverse change in its business or financial condition or (2) Merrill Lynch or the Fund shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company.

     5.8  Nothwithstanding the termination of this Agreement pursuant to this
Article 5, the Fund, at the option of Merrill Lynch, acting through Defined Asset Funds, may continue to make available additional Units for so long after the termination of this Agreement as Merrill Lynch, acting through Defined Asset Funds, desires pursuant to the terms and conditions of this Agreement as provided in Section 5.9 below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing
Contracts").   Specifically, without limitation, if Merrill Lynch, acting through Defined Asset Funds, so elects to make additional Units available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

     5.9  In the event of a termination of this Agreement pursuant to this
Article 5, Merrill Lynch, acting through Defined Asset Funds, shall promptly notify the Company whether the Fund will continue to make Units available after such termination; if the Fund will continue to make Units so available, the provisions of this Agreement shall remain in effect except for Section 5.1 hereof and thereafter either Merrill Lynch, acting through Defined Asset Funds, or the Company may terminate the Agreement, as so continued pursuant to this
Section 5.9, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by Defined Asset Funds, need not be greater than six months.

     5.10 The provisions of Article 4 shall survive the termination of this Agreement, and the provisions of Sections 2.4 and 2.10 shall survive the termination of this Agreement so long as Units are held on behalf of Contract owners in accordance with Section 5.8.


                                     ARTICLE 6
                                      NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund, Merrill Lynch or Defined Asset Funds:

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          Defined Asset Funds
          800 Scudders Mill Road, Section F
          Plainsboro, N.J.  08536
          Attention: Teresa Koncick, Esq.

     If to the Company:

          Merrill Lynch Insurance Group, Inc.
          Administrative Offices
          800 Scudders Mill Road
          Plainsboro, N.J.  08536
          Attention: Barry Skolnick, Esq.


                                     ARTICLE 7
                                   MISCELLANEOUS

     7.1 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     7.2 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC has granted or may grant and the terms thereof shall be interpreted and construed in accordance therewith.

     7.3 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     7.4 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     7.5 The parties to this Agreement acknowledge and agree that, for a period of one year from the date of this Agreement, Merrill Lynch shall not create or offer any unit investment trust applying the Select Ten Strategy to the Dow Jones Industrial Average to fund any insurance company separate account other than one sponsored by an insurance company controlled by Merrill Lynch & Co., Inc., and the Company shall not offer any allocation option for a separate account to be funded by investing in a unit investment trust applying that Strategy other than a trust sponsored by Merrill Lynch.

     7.6 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.

     7.7 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                         ML LIFE INSURANCE COMPANY OF NEW YORK



                         By


                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED



                         By